                   Morgan Stanley Convertible Securities Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2005 - September 30, 2005

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Dobson  9/7/0          $100.0 $150,00  1,050,    0.70%  0.51%    Bear   Lehman
Commun    5              0     0,000     000                    Stearn  Brothe
icatio                                                          s & Co    rs
   n                                                            Inc.,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Morgan
                                                                Stanle
                                                                  y